Exhibit 99.2

For Immediate Release

Contact:	Jeffrey K. Berg, President and Chief Executive Officer

Paul N. Hanson, Vice President – Finance

Telephone – (320) 848-6231

COMMUNICATIONS SYSTEMS ANNOUNCES WILLIAM SCHULTZ TO BECOME
EXECUTIVE V. P. AND GENERAL MANAGER OF TRANSITION NETWORKS, INC.

Hector, MN ---- September 28, 2007 ---- Communications Systems, Inc. (AMEX: JCS, “CSI”) announced today that William G. Schultz has been appointed Executive Vice President and General Manager of its Transition Networks, Inc. subsidiary effective October 1, 2007. Mr. Schultz has served as interim General Manger of Transition Networks since July 2007 and has been its Vice President of Marketing for six and a half years.

Jeffrey K. Berg, CSI’s President and Chief Executive Officer, stated: “We are very excited that Bill Schultz will be leading our Transition Networks business unit. In addition to his wealth of knowledge and experience with Transition’s customers, products and employees, Bill will bring a fresh leadership perspective which we believe will facilitate future profitable growth.”

About Communications Systems, Inc.

CSI provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice grade connecting devices and wiring systems. CSI serves the broadband market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. CSI also supplies copper wire and fiber optic structured wiring systems for broadband networks and line filters for digital subscriber line (“DSL”) service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities, plans, pending claims, investigations or litigation which are typically preceded by the words “believes”, “expects”, “anticipates”, “intends” or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements.